POWER OF ATTORNEY


The undersigned, being a person required to file a statement under Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") with respect to THL Credit, Inc., hereby authorizes, designates and appoints Terrence W. Olson, Stephanie Pare Sullivan, Richard Cardillo, Carmine Lekstutis, George Ching, Veronica Castillo, Eric Requenez and each of them, to act severally as attorneys-in-fact to execute and file statements on Form 3, Form 4 and Form 5 and any successor forms adopted by the Securities Exchange Commission, as required by the 1934 Act and the rules thereunder, and to take such other actions as such attorneys-in-fact may deem necessary or appropriate in connection with such statements, hereby confirming and ratifying all actions that such attorneys-in-fact have taken or may take in reliance hereon.


This power of attorney shall continue in effect until the undersigned no longer has an obligation to file statements under the section cited above, or until specifically terminated in writing by the undersigned. This power of attorney supersedes any previous versions of same, and shall be valid from the date hereof until revoked by the undersigned. This power of attorney shall be revoked with respect to any attorney upon the cessation of such attorney's appointment with Skadden, Arps, Slate, Meagher & Flom LLP or THL Credit, Inc. or its affiliates, as applicable, but shall remain in full force and effect with respect to other attorneys named above.





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IN WITNESS WHEREOF, the undersigned has duly executed this power of attorney on the 30th day of April 2010.




   /s/ David P. Southwell
   Name: David P. Southwell
   Title: Director



Executed in the Commonwealth of Massachusetts